SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 25, 2008
GRUBB & ELLIS REALTY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32753	20-3426353

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-4900
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Redemption of Shares of Common Stock
Effective January 25, 2008, Grubb & Ellis Realty Advisors, Inc. (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Grubb & Ellis Company (“GBE”), the Company’s sponsor and affiliate, pursuant to which GBE agreed that subject to and simultaneously upon the closing of the Company’s previously announced proposed business combination, that the Company would have the right to redeem an aggregate of 4,395,788 shares of common stock, par value $.0001 per share, of the Company currently owned by GBE (the “Redemption”). The per share purchase price of each share redeemed is the par value thereof, which results in an aggregate purchase price with respect to the Redemption of $439.58. Subsequent to the Redemption, GBE would still own 1,271,931 shares of common stock of the Company, which would represent 5% of the then issued and outstanding shares of the Company. Prior to giving effect to the Redemption, GBE owned 19% of the Company’s issued and outstanding shares of common stock.
The Company also filed its definitive proxy statement with the Securities and Exchange Commission (the “SEC”) today with respect to its special meeting of stockholders to consider and vote upon, among other things, the Company’s previously announced proposed business combination. The definitive proxy statement, which includes, among other information, disclosure with respect to the Redemption, will be mailed to stockholders of record on January 28, 2008 starting today. The Company’s special meeting of stockholders is scheduled for February 28, 2008, at 9 A.M. Eastern Time, at the International Barclay Hotel located at 111 East 48th Street, New York, NY 10017.
The foregoing is a summary of the terms and conditions of the Letter Agreement, and does not purport to be a complete discussion of the Letter Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is annexed as an Exhibit to this Current Report on Form 8-K.
As noted above, in connection with the proposed business combination, the Company filed today, January 29, 2008, its definitive proxy statement and accompanying materials with the SEC. Investors and security holders are urged to read the definitive proxy statement because it contains important information about the Company and the proposed business combination. Investors and security holders may obtain a free copy of the definitive proxy statement, and other documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of charge from the Company by directing such request to: Grubb & Ellis Realty Advisors, Inc., 500 West Monroe, Suite 2800, Chicago, IL 60661, (312) 698-4900, Attention: Richard W. Pehlke. Investors and security holders are urged to read the proxy statement and other relevant material before making any voting or investment decisions with respect to the proposed business combination.
Before making any voting or investment decisions with respect to the proposed business combination or any of the other matters with respect to which the Company’s stockholders will be asked to vote pursuant to the definitive proxy statement, the Company’s stockholders and investors are urged to read the definitive proxy statement and other documents filed by the Company when they become available.

The Company and its directors and named executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed business combination and the other matters covered by the proxy statement. Information about the Company’s directors and executive officers is set forth in the definitive proxy statement which was filed with the SEC on January 29, 2008, as such information may be supplemented by the Company thereafter.
Item 9.01 Financial Statements and Exhibits.
(d)     The following are filed as Exhibits to this Current Report on Form 8-K:

10.1	Letter Agreement dated as of January 25, 2008 by and between Grubb & Ellis Company and Grubb & Ellis Realty Advisors, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS REALTY ADVISORS, INC.
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer

Dated: January 29, 2008